Tonix Pharmaceuticals Holding Corp. 10-K

Exhibit 32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Seth Lederman, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Tonix Pharmaceuticals Holding Corp. on Form 10-K for the fiscal year ended December 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Tonix Pharmaceuticals Holding Corp.

	By:	/s/ SETH LEDERMAN
Date: March 24, 2020	Name:	Seth Lederman
	Title:	Chief Executive Officer

I, Bradley Saenger, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Tonix Pharmaceuticals Holding Corp. on Form 10-K for the fiscal year ended December 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Tonix Pharmaceuticals Holding Corp.

	By:	/s/ BRADLEY SAENGER
Date: March 24, 2020	Name:	Bradley Saenger
	Title:	Chief Financial Officer